UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 26, 2008

Patriot Capital Funding, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-51459	74-3068511
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

274 Riverside Avenue, Westport, Connecticut		06880
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	203-429-2700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 26, 2008, our Board of Directors appointed Mr. Timothy W. Hassler as our Chief Investment Officer and Mr. Clifford L. Wells as our Chief Compliance Officer. Previously, Mr. Hassler served as our Chief Compliance Officer and Mr. Wells served as our Chief Investment Officer.

The internal reorganization of these executive officers’ responsibilities was largely driven by our Board of Directors’ decision to separate the investment underwriting and portfolio valuation roles, which were both previously the responsibility of the chief investment officer. In making this decision, our Board of Directors considered the significant time commitment involved in overseeing our growing investment portfolio as well as the increasing complexities involved in administering our portfolio valuation policies and procedures, including the implementation of FASB’s Statement of Financial Accounting Standards No. 157 ("SFAS 157"), "Fair Value Measurements."

Given Mr. Hassler’s investment underwriting qualifications and extensive experience lending to, and investing in, small and mid-sized companies, our Board of Directors appointed Mr. Hassler as our Chief Investment Officer. In addition, our Board of Directors concluded that Mr. Wells should serve as our Chief Compliance Officer because he has dedicated a significant amount of his time to portfolio valuation matters, including our implementation of SFAS 157, and portfolio valuation is a significant component of our overall compliance responsibilities. Finally, given that we are a mid-sized company and the fact that the responsibilities traditionally handled by a chief operating officer can be dispersed among the members of our senior management team, our Board of Directors has determined that it is not necessary to fill the role of chief operating officer at this time.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patriot Capital Funding, Inc.

March 27, 2008	By:	/s/ William E. Alvarez, Jr.

Name: William E. Alvarez, Jr.
Title: Executive Vice President, Chief Financial Officer and Secretary